UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

466 Kato Terrace, Fremont, California		94539
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-360-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2005, SCM Microsystems, Inc. (SCM) and its wholly-owned subsidiary SCM Multimedia, Inc. agreed to settle pending litigation with YOUCre8, Inc. a/k/a DVDCre8, Inc. (DVDCre8). DVDCre8 is a software company whose software was at one time distributed by Dazzle Multimedia, Inc., now SCM Multimedia, Inc. (Dazzle). The settlement resolves all claims by DVDCre8 against SCM and Dazzle in litigation filed in August of 2003 in the Alameda County Superior Court, California, by DVDCre8 against SCM, Dazzle and Pinnacle Systems, Inc. (Pinnacle), a wholly owned subsidiary of Avid Technology, Inc. The settlement also resolves Dazzle's cross-complaint against DVDCre8 in the Alameda County litigation. None of the parties made any admission regarding fault or liability, and the settlement will resolve all outstanding matters among the parties. As part of the settlement, SCM will make a net payment to DVDCre8 of $1.7 million, which is expected to occur in the current quarter. Pinnacle recently reached a separate settlement with DVDCre8, and cross indemnification claims between Pinnacle and SCM have been resolved as well without any payment by either side.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

December 14, 2005	By:	/s/ Steven L. Moore

Name: Steven L. Moore
Title: Chief Financial Officer and Secretary